SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 19, 2009
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments
     On January 19, 2009, Celanese Corporation (the “Company”) concluded that certain fixed production assets were impaired during the fourth quarter of 2008 associated with the potential closure of the Company’s acetic acid and vinyl acetate monomer (VAM) production facility in Pardies, France, and its VAM production unit in Cangrejera, Mexico and certain other actions the Company is considering. The non-cash charge related to the impairment of fixed assets is in the range of $90 to $100 million.
     The Company anticipates that approximately $6 million of this impairment charge will be future cash expenditures.

Item 8.01	Other Events
     On January 21, 2009, the Company issued a press release announcing that it was assessing the potential closure of acetic acid and VAM production in Pardies, France and VAM production in Cangrejera, Mexico. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
	By:	/s/ Miguel A. Desdin
		Name:	Miguel A. Desdin
		Title:	Vice President and Controller

Date: January 21, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 21, 2009